UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2010

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1660 – 1055 West Hastings Street, Vancouver, British Columbia V6E 2E9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.4700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07	Submission of Matters to a Vote of Security Holders

At our annual and special meeting of stockholders held on August 3, 2010, our stockholders approved:

1.	the election of the following as directors:

	FOR	AGAINST	WITHHELD
Donald Sharpe	1,968,109 (99.90%)	Nil	2,000 (0.10%)
Drew Bonnell	1,968,109 (91.32%)	Nil	2,000 (0.10%)
John Martin	1,968,109 (91.32%)	Nil	2,000 (0.10%)
Ralph Stensaker	1,968,109 (91.32%)	Nil	2,000 (0.10%)

2.       The appointment of Dale Matheson Carr-Hilton Labonte LLP, as the independent auditors of our company to hold office until the close of the next annual general meeting. (For: 1,968,109 or 99.90%) (Against: 2,000 or 0.10%) (Abstain: Nil)

3.       the amendment of our articles of incorporation to increase the authorized share of common stock to 200,000,000 shares of common stock, par value of $0.001. (For: 1,966,769 or 99.83%) (Against: 3,340 or 0.17%) (Abstain: Nil)

In connection with the approval of the amendment to our articles of incorporation, on August 6, 2010 we filed a certificate of amendment with the Nevada Secretary of State increasing our shares of common stock to 200,000,000 with par value of $0.001. Our preferred shares were not effected by the amendment and remain at 10,000,000 shares of preferred stock with par value of $0.001.

Item 9.01	Financial Statements and Exhibits

3.01	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Drew Bonnell
Drew Bonnell
Chief Financial Officer and Director

Date: August 9, 2010